             SECURITIES AND EXCHANGE COMMISSION
                    Washington, DC  20549



                          FORM 8-K



                       CURRENT REPORT
              PURSUANT TO SECTION 13 OR 15(d) OF
             THE SECURITIES EXCHANGE ACT OF 1934



Date of Report: (Date of earliest event reported) April 4, 1995



                    CORNING INCORPORATED
   (Exact name of registrant as specified in its charter)



New York                         1-3247          16-0393470
(State or other jurisdiction     (Commission     (I.R.S. Employer
of incorporation)                 File Number)    Identification No.)



One Riverfront Plaza, Corning, New York          14831
(Address of principal executive offices)         (Zip Code)


(607) 974-9000
(Registrant's telephone number, including area code)



N/A
(Former name or former address, if changed since last report)

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Item 5.   Other Events.

Attached for filing as an exhibit hereto is the item listed in "Item 7 -- Financial Statements, Pro Forma Financial Information and Exhibits" below. Such item is being filed in connection with the offering by Corning Incorporated of $500,000,000 aggregate principal amount of its Medium-Term Notes due from 9 months to 30 years from Date of Issue.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.


Exhibits:

The Registrant's press release of April 4, 1995.

                         SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                        CORNING INCORPORATED
                                        Registrant



Date:  April 4, 1995                    By   /s/   M. ANN GOSNELL
                                                   M. Ann Gosnell
                                                   Assistant Secretary

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                                                  Kathryn C. Littleton
                                                        (607) 974-8206
                                                        John H. Abrams
                                                        (607) 974-8832

IMMEDIATE RELEASE
      April 4, 1995

Corning Incorporated First Quarter Earnings Per Share Up 25 Percent

    CORNING, N.Y., April 4 - Corning Incorporated (NYSE:GLW) said today that its first quarter net income totaled $79.4 million, or $0.35 per share, a gain of 25 percent over 1994's first quarter.

    First quarter sales increased 18 percent to $1.1 billion.
Approximately one-third of the sales increase resulted from acquisitions completed in 1994 in both the opto-electronics and life sciences businesses.

    Board Chairman James R. Houghton said the company is "off to an excellent start, maintaining the record-setting momentum of 1994. Performance was especially strong in the Specialty Materials segment and in the Communications segment, where we recently announced a major expansion in the Wilmington, N.C., optical-fiber manufacturing facility."

    In the clinical labs business, Houghton said, "We continue to concentrate on the successful integration of labs acquired in 1994 with our Corning Clinical Labs nationwide network, as well as cost reduction and productivity improvement."

    Equity company earnings of $25.9 million increased more than 50 percent, reflecting strong results from all major entities, including Samsung-Corning Company, Ltd., Dow Corning Corporation and optical-fiber companies in Australia, Germany and Wales.

    Corning Incorporated, with annual revenues of $4.8 billion, is a Fortune 200 company which reports its financial results in four business segments: specialty materials, communications, laboratory services and consumer products. Through these four segments, Corning participates in three major growth markets on the forefront of technology and service: communications, life sciences and environment, as well as in the specialty glass and ceramics markets.
                            -30-
Investor Relations Contact:     Richard B. Klein (607) 974-8313
                                Katherine M. Dietz (607) 974-8217

Corning Incorporated and Subsidiary Companies
Consolidated Statements of Income
(In millions, except per-share amounts)

                                         Twelve Weeks Ended
                                March 26, 1995         March 27, 1994
                                            (Unaudited)
Revenues
 Net sales                        $1,116.1                 $948.9
 Royalty, interest and
    dividend income                    6.9                    7.7
                                  --------                -------
                                   1,123.0                  956.6

Deductions
 Cost of sales                       713.6                  622.1
 Selling, general and
   administrative expenses           221.5                  185.7
 Research and development
    expenses                          38.6                   38.2
 Interest expense                     26.0                   25.8
 Other, net                           15.4                    5.8
                                  --------                -------
Income before taxes on income        107.9                   79.0
Taxes on income                       39.9                   29.6
                                  --------                -------
Income before minority interest
 and equity earnings                  68.0                   49.4
Minority interest in earnings of
  subsidiaries                       (11.3)                  (7.9)
Dividends on convertible preferred
 securities of subsidiary             (3.2)
Equity in earnings of associated
  companies                           25.9                   16.5
                                  --------                -------
Net Income                         $  79.4                 $ 58.0
                                  ========                =======
Earnings Per Common Share:
Net Income                           $0.35                  $0.28


The accompanying notes are an integral part of these statements.

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Corning Incorporated and Subsidiary Companies
Condensed Consolidated Balance Sheets
(In millions)

                                 March 26, 1995       Jan. 1, 1995
                                 (Unaudited)

        Assets

Current Assets
  Cash and short-term
     investments                 $    94.8              $   161.3
  Receivables, net                   963.8                  947.1
  Inventories                        465.9                  416.7
  Deferred taxes on income and
     other current assets            211.5                  201.2
                                 ---------              ---------
      Total current assets         1,736.0                1,726.3

Investments                          736.9                  693.8

Plant and Equipment, Net           1,890.2                1,890.6

Goodwill and Other Intangible
  Assets, Net                      1,440.9                1,408.0

Other Assets                         307.1                  304.0
                                 ---------              ---------
                                 $ 6,111.1              $ 6,022.7
                                 =========              =========

Liabilities and Stockholders' Equity

Current Liabilities
  Loans payable                  $   134.0              $    67.6
  Accounts payable                   181.4                  258.3
  Other accrued liabilities          747.2                  748.3
                                 ---------              ---------
      Total current liabilities    1,062.6                1,074.2

Other Liabilities                    648.4                  643.6
Loans Payable Beyond One Year      1,410.0                1,405.6
Minority Interest in Subsidiary
  Companies                          257.7                  247.0
Convertible Preferred Securities
  of Subsidiary                      364.5                  364.4
Convertible Preferred Stock           24.9                   24.9
Common Stockholders' Equity        2,343.0                2,263.0
                                 ---------              ---------
                                 $ 6,111.1              $ 6,022.7
                                 =========              =========

The accompanying notes are an integral part of these statements.

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Corning Incorporated and Subsidiary Companies
Notes to Consolidated Financial Statements
Quarter 1, 1995


(1) Earnings per common share are computed by dividing net income less dividends on Series B convertible preferred stock by the weighted average number of common shares outstanding during the period. The weighted average shares outstanding for the first quarter were
    225.4 million and 202.3 million for 1995 and 1994, respectively. Preferred dividends of $0.5 million were declared in the first quarters of 1995 and 1994.

(2) Depreciation and amortization charged to operations during the first quarters of 1995 and 1994 totaled $88.1 million and $76.9 million, respectively.

(3) During the first quarter 1995, Corning acquired several businesses in the laboratory services segment for approximately
    $25 million in cash and 500,000 shares of Corning common stock. These transactions have been accounted for as purchases.

Subsequent Event

(4) On March 28, 1995, Corning issued $125 million of 30-year debentures with an interest rate of 8.3 percent due April 4, 2025. The proceeds from these borrowings will be used for general corporate purposes, including capital spending.
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